Exhibit 4.3

[SUBJECT TO THE TERMS SET FOR THE HEREIN, THIS WARRANT CERTIFICATE (I) CANNOT BE TRANSFERRED OR EXCHANGED UNTIL NINETY (90) DAYS AFTER THE EARLIER TO OCCUR OF THE EXPIRATION OF THE UNDERWRITERS’ OVER-ALLOTMENT OPTION TO PURCHASE UP TO 1,875,000 ADDITIONAL UNITS TO COVER OVER-ALLOTMENTS OR THE EXERCISE IN FULL OR IN PART BY THE UNDERWRITERS OF SUCH OPTION (UNLESS THE JOINT-BOOK RUNNING MANAGERS DETERMINE THAT AN EARLIER DATE IS ACCEPTABLE) (THE “DETACHMENT DATE”) UNLESS INCLUDED WITH A SHARE OF COMMON STOCK OF TRANSFORMA ACQUISITION GROUP INC. AS PART OF A UNIT AND (II) CANNOT BE EXERCISED IN WHOLE OR IN PART UNTIL THE LATER OF THE COMPANY’S CONSUMMATION OF A BUSINESS COMBINATION AND [                    ], 2007.]1

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT

AGENT AS PROVIDED HEREIN.

Warrant Certificate evidencing

Warrants to Purchase Common Stock, par value $.0001, as described herein.

TRANSFORMA ACQUISITION GROUP INC.

No.	CUSIP No. [ ]

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON [                    ], 2010,

OR UPON EARLIER REDEMPTION

This certifies that                                                      , or its registered assigns, is the registered holder of                                                       warrants to purchase certain securities (each a “Warrant”). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Transforma Acquisition Group Inc., a Delaware corporation (the “Company”), one (1) share of the Company’s Common Stock (each a “Share”), at the Exercise Price set forth below. The exercise price of each Warrant (the “Exercise Price”) shall be $5.50 initially, subject to adjustments as set forth in the Warrant Agreement.

Subject to the terms of the Warrant Agreement (as defined below), each Warrant evidenced hereby may be exercised in whole, but not in part, at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the “Exercise Period”) commencing on the later of the Company’s consummation of a Business Combination (as defined below) and [                    ], 2007 and ending at 5:00 P.M., New York City time, on the earlier to occur of [                    ], 2010 or the Redemption Date (the “Expiration Date”) . Each Warrant remaining unexercised after 5:00 P.M., New York City time on the Expiration

[1]	To be included only in Warrant Certificates representing Warrants sold in the Company’s public offering.

Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

The holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 P.M., New York City time, on any Business Day during the Exercise Period (the “Exercise Date”) to Continental Stock Transfer & Trust Company (the “Warrant Agent”, which term includes any successor warrant agent under the Warrant Agreement described below) at its corporate trust department at 17 Battery Place, New York, NY 10004, (i) this Warrant Certificate, (ii) an election to purchase (“Election to Purchase”), properly executed by the holder hereof on the reverse of this Warrant Certificate (the “Participant”) substantially in the form included on the reverse of hereof, as applicable and (iii) the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds[; provided, however, that the holder of this Warrant Certificate may, in lieu of payment of the Exercise Price, surrender its Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the surrendered Warrants, multiplied by the difference between the Fair Market Value (defined below) and the Exercise Price by (y) the Fair Market Value. The “Fair Market Value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the 3rd trading day prior to the date on which the Election to Purchase is sent to the Warrant Agent]2. If any of (a) this Warrant Certificate, (b) the Election to Purchase, or (c) the Exercise Price therefor [or surrendered Warrants]3, is received by the Warrant Agent after 5:00 P.M., New York City time, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the date such items are received and such date shall be the Exercise Date for purposes hereof. If the date such items are received is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day and such date shall be the Exercise Date. If the Warrants to be exercised are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Warrant Agent in its sole discretion and such determination will be final and binding upon the holder of the Warrants and the Company. Neither the Warrant Agent nor the Company shall have any obligation to inform a holder of Warrants of the invalidity of any exercise of Warrants.

As used herein, the term “Business Day” means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York City.

As used herein, the term “Business Combination” shall mean the initial acquisition by the Company of one or more assets or control of one or more operating businesses through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination having collectively, a fair market value (as calculated in accordance with

[2]	To be included only in Warrant Certificates representing Warrants issued in the private placement.

[3]	To be included only in Warrant Certificates representing Warrants issued in the private placement.

the Company’s Certificate of Incorporation, as the same may be amended from time to time) of at least 80% of the Company’s net assets (excluding the Underwriters’ (as defined in the Warrant Agreement) deferred discount) at the time of such acquisition

Warrants may be exercised only in whole numbers of Warrants. No fractional shares of Common Stock are to be issued upon the exercise of any Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of the Warrant Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such Registered Holder.

Notwithstanding the foregoing, the Company shall not be obligated to deliver any Shares pursuant to the exercise of a Warrant and shall have no obligation to settle a Warrant exercise unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Shares is effective and a current prospectus is on file with the Commission. In the event that a registration statement with respect to the Shares underlying a Warrant is not effective under the Securities Act or a current prospectus is not on file with the Commission, the holder of such Warrant shall not be entitled to exercise such Warrant. Notwithstanding anything to the contrary in the Warrant Agreement (as defined below) and this Warrant Certificate, under no circumstances will the Company be required to net cash settle a Warrant exercise. Warrants may not be exercised by, or Shares issued to, any registered holder in any state in which such exercise or issuance would be unlawful. For the avoidance of doubt, as a result of Section 3.3.4 of the Warrant Agreement and the foregoing, any or all of the Warrants may expire unexercised.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of [                    ], 2006 (the “Warrant Agreement”), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent and at the office of the Company at 350 Park Avenue, 10th Floor, New York, NY 10022.

At any time during the Exercise Period, the Company may, at its option, redeem all (but not part) of the then outstanding Warrants upon giving notice in accordance with the terms of the Warrant Agreement (the “Redemption Notice”), at the price of $0.01 per Warrant (the “Redemption Price”); provided, that the last sales price of the Common Stock on the American Stock Exchange, or other principal market on which the Common Stock may be traded, equals or exceeds $11.50 per share (subject to adjustment as provided in the Warrant Agreement) for any 20 trading days within a 30 trading day period ending three business days prior to the date on which the Redemption Notice is given, and a registration statement under the Securities Act relating to shares of Common Stock issuable upon exercise of the Warrants is effective and expected to remain effective to and including the Redemption Date (as defined below) and a prospectus relating to the shares of Common Stock issuable upon exercise of the

Warrants is available for use to and including the Redemption Date. In the event the Company shall elect to redeem all of the then outstanding Warrants, the Company shall fix a date for such redemption (the “Redemption Date”); provided, that such date shall occur prior to the expiration of the Exercise Period. The Warrants may be exercised in accordance with the terms of this Warrant Certificate at any time after a Redemption Notice shall have been given by the Company; provided, however, that no Warrants may be exercised subsequent to the expiration of the Exercise Period; provided, further, that all rights whatsoever with respect to the Warrants shall cease on the Redemption Date, other than to the right to receive the Redemption Price.

The accrual of dividends, if any, on the Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to such Shares. From and after the issuance of such Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Shares and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Shares.

The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 4 of the Warrant Agreement.

[Prior to the Detachment Date, the Warrants represented by this Warrant Certificate may be exchanged or transferred only together with the Shares to which such Warrant is attached (together, a “Unit”), and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Unit. Additionally, prior to the Detachment Date, each transfer of such Unit on the register of the Units shall operate also to transfer the Warrants included in such Units. From and after the Detachment Date, the above provisions shall be of no further force and effect. Upon due presentment for registration of transfer or exchange of this Warrant Certificate at the stock transfer division of the Warrant Agent, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 5 of the Warrant Agreement, in the name of the designated transferee one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.]4

Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced hereby.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

[4]	To be included only in Warrant Certificates representing Warrants sold in the Company’s public offering.

STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated as of                     , 2006

Transforma Acquisition Group Inc.

By:
Authorized Officer

Continental Stock Transfer & Trust Company, as Warrant Agent

By:
Authorized Officer

[REVERSE]

Instructions for Exercise of Warrant

To exercise the Warrants evidenced hereby, the holder or Participant must, by 5:00 P.M., New York City time, on the specified Exercise Date, deliver to the Warrant Agent at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City of New York cash, a certified or official bank check or a wire transfer in immediately available funds, in each case payable to the Warrant Agent at Account No.             , in an amount equal to the Exercise Price in full for the Warrants exercised[; provided, however, that the holder of this Warrant Certificate may, in lieu of payment of the Exercise Price for the Warrants, surrender its Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the surrendered Warrants, multiplied by the difference between the Fair Market Value and the Exercise Price by (y) the Fair Market Value]5. In addition, the Warrant holder or Participant must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below. The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 P.M., New York time, on the specified Exercise Date.

ELECTION TO PURCHASE

TO BE EXECUTED IF WARRANT HOLDER DESIRES

TO EXERCISE THE WARRANTS EVIDENCED HEREBY

The undersigned hereby irrevocably elects to exercise, on                     ,              (the “Exercise Date”),                      Warrants, evidenced by this Warrant Certificate, to purchase,                      of the shares of Common Stock (each a “Share”) of Transforma Acquisition Group Inc., a Delaware corporation (the “Company”), and represents that, on or before the Exercise Date, such holder has tendered payment for such Shares by cash, certified or official bank check or bank wire transfer in immediately available funds to the order of the Company c/o Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, in the amount of $                         in accordance with the terms hereof[ or, at the election of the holder, the holder (in lieu of payment of the Exercise Price for the Warrants) has surrendered Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the surrendered Warrants, multiplied by the difference between the Fair Market Value and the Exercise Price by (y) the Fair Market Value in accordance with the terms hereof]6. The undersigned requests that said number of Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

[5]	To be included only in Warrant Certificates representing Warrants issued in the private placement.

[6]	To be included only in Warrant Certificates representing Warrants issued in the private placement.

Dated:                                          ,

Name	(Please Print)

/ / / /-/ / /-/ / / / /

(Insert Social Security or Other Identifying Number of Holder)	Address

Signature

This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

By hand at:

By mail at:

The method of delivery of this Warrant Certificate is at the option and risk of the exercising holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

(Instructions as to form and delivery of Shares and/or Warrant Certificates)

Name in which Shares are to be registered if other than in the name of the registered holder of this Warrant Certificate:	_________________________________

Address to which Shares are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:	_________________________________
(Street Address)

_________________________________
(City and State) (Zip Code)

Name in which Warrant Certificate evidencing unexercised Warrants, if any, are to be registered if other than in the name of the registered holder of this Warrant Certificate:	_________________________________

Address to which certificate representing

unexercised Warrants, if any, are to be

mailed if other than to the address of

the registered holder of this Warrant

Certificate as shown on the books of

the Warrant Agent:

_________________________________
(Street Address)

_________________________________
(City and State) (Zip Code)

Dated:

_________________________________
Signature

Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate. If Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm

Address

Area Code and Number

Authorized Signature

Name

Title

Dated:                                                      , 20

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER

DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED,                                      HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO __________________________________________________________

(Please print name and address including zip code of assignee)	(Please insert social security or other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint                      Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:

Signature
(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm

Address

Area Code and Number

Authorized Signature

Name

Title

Dated:                                                      , 20